UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2017

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As of February 28, 2017, Nancy Peterson was the beneficial owner of, and had voting and dispositive control over, 51.7% of the common stock of Electro Sensors, Inc. (the “Company”). Company director Jeffrey Peterson is the son of Nancy Peterson.

As the majority shareholder of the Company, Nancy Peterson had the ability to elect all directors of the Company. Nancy Peterson passed away on March 18, 2017. Nancy Peterson and the Company did not have a formal agreement with respect to the designation or election of Jeffrey Peterson, or any other person, as a director of the Company. The Company believes the ownership and control of Nancy Peterson’s common stock will pass to her estate, the trustees of any trust that holds this Company stock, her heirs and her beneficiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC.

Date: March 23, 2017	By:	/s/ David L. Klenk
David L. Klenk
Chief Executive Officer and Chief Financial Officer

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